Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND NINE MONTHS ENDED APRIL 30, 2019

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2019.

Revenues from Operations for the three months ended April 30, 2019 amounted to $5,099,988 compared to revenues of $4,854,910 in the comparable 2018 three-month period, while revenues from Operations for the nine months ended April 30, 2019 were $15,235,939 compared to revenues of $14,431,671 in the comparable 2018 nine-month period.

Net income from Operations for the three months ended April 30, 2019 was $655,935, or $.32 per share, compared to net income from Operations of $318,172, or $.16 per share, in the comparable 2018 three-month period.

Net income from Operations for the nine months ended April 30, 2019 was $870,701, or $.43 per share, compared to net income from Operations of $3,167,496, or $1.57 per share, in the comparable 2018 nine-month period.

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Dated: June 5, 2019